Exhibit 5
                             MCLAUGHLIN & STERN, LLP
                               260 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 448-1100
                               FAX (212) 448-0066
RICHARD J. BLUMBERG                                          MILLBROOK OFFICE
Direct Phone: (212) 448-6205                                 Franklin Avenue
                                                              P.O. Box 1369
                                                       Millbrook, New York 12545
                                                             (914) 677-5700
                                                           Fax (914) 677-0097

                                              April 23, 1999

Xceed Inc.
488 Madison Avenue
New York, NY  10022

Ladies and Gentlemen:

         We are acting as counsel for Xceed Inc., a Delaware corporation, in connection with the registration on Form S-8 of 3,000,000 shares of Common Stock, $0.01 par value (the "Stock") for offer and sale pursuant to Xceed Inc. 1999 Long-Term Incentive Plan (the "Plan").

         We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

         Based on the foregoing, we are of the opinion that, upon issuance, delivery and payment therefor in the manner contemplated by the Plan, the Stock will be validly issued, fully paid and non-assessable.

         Our opinion set forth herein is limited in all cases to matters arising under the laws of the State of New York, the General Corporation law of the State of Delaware and the federal laws of the United States. We consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ McLaughlin & Stern, LLP
                                        MCLAUGHLIN & STERN, LLP